Exhibit 99.1

ClariPhy Communications, Inc.

Consolidated Financial Statements

December 31, 2015 and 2014

ClariPhy Communications, Inc.

Index

December 31, 2015 and 2014

Page(s)
Report of Independent Auditors	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Stockholders’ Deficit	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6–25

Report of Independent Auditors

To the Board of Directors and Stockholders of
ClariPhy Communications, Inc.

We have audited the accompanying consolidated financial statements of ClariPhy Communications, Inc. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2015 and December 31, 2014, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ClariPhy Communications, Inc. at December 31, 2015 and December 31, 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Irvine, California
June 29, 2016

ClariPhy Communications, Inc.

Consolidated Balance Sheets

December 31, 2015 and 2014

	2015	2014

Assets
Current assets
Cash and cash equivalents	$6,811,000	$17,512,000
Short-term investments	498,000	401,000
Accounts receivable (net of allowance for doubtful accounts of $1,625,000 and $155,000 for the years ended December 31, 2015 and 2014, respectively)	5,265,000	2,392,000
Inventory	1,064,000	844,000
Prepaid expenses and other current assets	876,000	1,209,000
Total current assets	14,514,000	22,358,000
Property and equipment, net	1,527,000	1,531,000
Property under capital lease, net	2,216,000	1,400,000
Deferred tax asset, net	77,000	72,000
Other assets	185,000	14,000
Total assets	$18,519,000	$25,375,000
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$1,256,000	$1,193,000
Accrued liabilities	3,097,000	2,996,000
Note payable, current portion	1,739,000	1,000,000
Obligations under capital lease, current portion	646,000	600,000
Deferred revenue	1,074,000	2,255,000
Other current liabilities	124,000	178,000
Total current liabilities	7,936,000	8,222,000
Note payable, less current portion (net of $89,000 and $15,000 debt discount at December 31, 2015 and 2014, respectively)	5,173,000	4,485,000
Obligations under capital lease, less current portion	947,000	466,000
Warrant liabilities	132,000	162,000
Other liabilities	585,000	506,000
Total liabilities	14,773,000	13,841,000
Commitments (Note 7)

Series A through C convertible preferred stock; $0.0001 par value; 270,160,150 shares authorized; 228,261,721 issued and outstanding (Liquidation value $115,052,000)	114,232,000	114,232,000
Total convertible preferred stock	114,232,000	114,232,000
ClariPhy Communications, Inc. stockholders’ deficit
Common stock; $0.0001 par value; 360,000,000 shares authorized; 40,343,596 and 38,382,732 shares issued and outstanding at December 31, 2015 and 2014, respectively	4,000	3,000
Additional paid-in capital	9,513,000	8,846,000
Accumulated deficit	(119,906,000)	(111,546,000)
Accumulated other comprehensive loss	(811,000)	(535,000)
Total ClariPhy Communications, Inc. stockholders' deficit	(111,200,000)	(103,232,000)

Noncontrolling interest	714,000	534,000
Total stockholders' deficit	(110,486,000)	(102,698,000)
Total liabilities, convertible preferred stock and stockholders' deficit	$18,519,000	$25,375,000

The accompanying notes are an integral part of these consolidated financial statements.

ClariPhy Communications, Inc.

Consolidated Statements of Operations

Years ended December 31, 2015 and 2014

	2015	2014

Product revenue	$29,652,000	$15,311,000
Service and other revenue	4,751,000	11,438,000
Royalty revenue	927,000	1,577,000
Gross revenue	35,330,000	28,326,000

Operating expenses
Cost of product revenue	3,499,000	2,350,000
Research and development	32,879,000	28,433,000
Sales and marketing	2,767,000	2,100,000
General and administrative	4,120,000	4,195,000
Total operating expenses	43,265,000	37,078,000
Loss from operations	(7,935,000)	(8,752,000)

Interest and other income	405,000	181,000
Interest and other expense	(474,000)	(491,000)
Loss before provision for income taxes	(8,004,000)	(9,062,000)

Provision for income taxes	176,000	118,000
Net loss	(8,180,000)	(9,180,000)

Less: Net income attributable to the noncontrolling interest	180,000	16,000
Net loss attributable to ClariPhy Communications, Inc.	(8,360,000)	(9,196,000)

Net loss	(8,360,000)	(9,196,000)
Other comprehensive loss
Translation adjustment	(276,000)	(153,000)
Other comprehensive loss	(276,000)	(153,000)
Total comprehensive loss	$(8,636,000)	$(9,349,000)

The accompanying notes are an integral part of these consolidated financial statements.

ClariPhy Communications, Inc.

Consolidated Statements of Stockholders’ Deficit

Years ended December 31, 2015 and 2014

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-In	Accumulated	Comprehensive	Noncontrolling	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Interest	Deficit

Balances at December 31, 2013	33,656,429	$3,000	$6,831,000	$(102,350,000)	$(382,000)	$518,000	$(95,380,000)
Issuance of common stock for rent	210,000	-	12,000	-	-	-	12,000
Issuance of common stock upon exercise of stock options	1,242,892	-	94,000	-	-	-	94,000
Issuance of restricted stock	1,000,000	-	6,000	-	-	-	6,000
Issuance of common stock upon Series C preferred stock conversion	2,273,411	-	1,364,000	-	-	-	1,364,000
Issuance of common stock warrants	-	-	17,000	-	-	-	17,000
Stock based compensation	-	-	522,000	-	-	-	522,000
Foreign currency translation adjustment	-	-	-	-	(153,000)	-	(153,000)
Net income (loss)	-	-	-	(9,196,000)	-	16,000	(9,180,000)
Balances at December 31, 2014	38,382,732	3,000	8,846,000	(111,546,000)	(535,000)	534,000	(102,698,000)
Issuance of common stock for rent	237,000	-	14,000	-	-	-	14,000
Issuance of common stock for services	25,000		1,000				1,000
Issuance of common stock warrants			41,000				41,000
Issuance of common stock upon exercise of stock options	1,767,614	1,000	213,000	-	-	-	214,000
Forfeitures of restricted stock	(68,750)						-
Stock based compensation	-	-	398,000	-	-	-	398,000
Foreign currency translation adjustment	-	-	-	-	(276,000)	-	(276,000)
Net income (loss)	-	-	-	(8,360,000)	-	180,000	(8,180,000)
Balances at December 31, 2015	40,343,596	$4,000	$9,513,000	$(119,906,000)	$(811,000)	$714,000	$(110,486,000)

The accompanying notes are an integral part of these consolidated financial statements.

ClariPhy Communications, Inc.

Consolidated Statements of Cash Flows

December 31, 2015 and 2014

	2015	2014

Cash flows from operating activities
Net loss	$(8,180,000)	$(9,180,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,341,000	1,161,000
Preferred stock warrant revaluation	(96,000)	(34,000)
Amortization of debt discount	18,000	19,000
Loss on disposal of assets	21,000	7,000
Stock-based compensation	398,000	539,000
Issuance of common stock for rent	15,000	12,000
Deferred tax assets	(41,000)	(32,000)
Changes in operating assets and liabilities
Accounts receivable	(2,873,000)	(375,000)
Other current assets	261,000	(672,000)
Inventory	(220,000)	139,000
Other assets	(14,000)	(3,000)
Accounts payable	85,000	564,000
Accrued liabilities	185,000	(168,000)
Deferred revenue	(1,181,000)	(3,423,000)
Deferred rent	60,000	(4,000)
Income taxes payable	(12,000)	(6,000)
Other liabilities	264,000	271,000
Net cash used in operating activities	(9,969,000)	(11,185,000)
Cash flows from investing activities
Purchases of short-term investments	(329,000)	(30,000)
Acquisition of property and equipment	(804,000)	(687,000)
Net cash used in investing activities	(1,133,000)	(717,000)
Cash flows from financing activities
Proceeds from issuance of preferred stock, net of issuance costs	-	19,633,000
Proceeds from issuance of common stock	214,000	94,000
Proceeds from bank borrowings, net of issuance costs	7,650,000	3,250,000
Payments on note payable	(6,200,000)	(3,240,000)
Investment in noncontrolling interest	(100,000)	-
Payments on obligations under capital lease	(845,000)	(486,000)
Net cash (used in) provided by financing activities	719,000	19,251,000
Effect of foreign currency rate changes on cash	(318,000)	(133,000)
Net (decrease) increase in cash and cash equivalents	(10,701,000)	7,216,000
Cash and cash equivalents, beginning of year	17,512,000	10,296,000
Cash and cash equivalents, end of year	$6,811,000	$17,512,000

Supplemental disclosure of cash flow information
Cash paid for income taxes	$37,000	$131,000
Cash paid for interest	420,000	284,000

Supplemental disclosure of noncash investing activities
Additions to property, plant and equipment acquired under capital lease	$1,372,000	$593,000

Supplemental disclosure of noncash financing activities
Issuance of common stock warrants in conjunction with debt	$41,000	$17,000
Issuance of common and preferred stock warrants to noncontrolling interest	$66,000	$-
Conversion of Series B/B-1 Preferred Stock to common	$-	$1,364,000

The accompanying notes are an integral part of these consolidated financial statements.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

1.	The Company

ClariPhy Communications, Inc. (the “Company”), was incorporated in the state of Delaware on September 19, 2002. The Company is in the business of designing, developing and selling high-speed communications integrated circuits targeting telecom and enterprise optical networking applications.

2.	Liquidity and Capital Resources

Since inception, the Company has incurred recurring losses and negative cash flows from operations. To date, the Company has funded its operational and capital needs primarily through the net proceeds received from the sale of its common and preferred stock (Notes 9 and 10, respectively), issuance of debt (Note 8), and, to a lesser extent, from cash flow generated from the sales of its products and services. Management plans to increase revenue through increasing demand and awareness of its currently available products and services as well as to successfully develop commercially viable products and services, or raise additional capital. However, there can be no assurance that the Company will be successful in increasing revenues or that any additional financing will be available on acceptable terms, if at all. If the Company is not successful in increasing revenues or raising additional capital, it could have a material adverse effect on the Company.

3.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of ClariPhy Communications, Inc., its Shenzhen Representative Office and its variable interest entity, ClariPhy Argentina S.A., which is required to be consolidated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation. All material intercompany transactions and balances have been eliminated in consolidation.

Foreign Currency Translation

Financial statements for ClariPhy Argentina S.A., for which the functional currency is the local currency, are translated into US dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate for each period for statement of operations items. Translation adjustments are recorded in accumulated other comprehensive loss, a component of stockholders’ deficit. The functional currency for the Shenzhen Representative Office is the US Dollar.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

On an ongoing basis, management evaluates its estimates, including those related to: (i) the collectability of customer accounts; (ii) the net realizable value of inventory; (iii) the determination of the fair value of its products and services; (iv) the value assigned to and estimated useful lives of long-lived assets; (v) the realization of tax assets and estimates of tax liabilities; (vi) the valuation of equity securities and financial instruments; (vii) the recognition and disclosure of contingent liabilities; and (viii) the fair value of share based payments. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, to the extent balances exceed limits that are insured by the Federal Deposit Insurance Corporation, cash equivalents and trade accounts receivable.

The Company maintains its cash and cash equivalent accounts with high quality credit financial institutions. The Company has not experienced any losses on deposits of its cash and cash equivalents. At December 31, 2015 and 2014, cash and cash equivalents on deposit were in excess of the federally insured limit of $250,000 at one financial institution.

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. The Company estimates credit losses based on management’s evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

As shown in the table below, customer concentrations of accounts receivable and revenues of greater than 10% were as follows for the years ended December 31:

	2015		2014
	Accounts		Accounts
	Receivable	Revenues	Receivable	Revenues

Customer A	14%	*	40%	*
Customer B	35%	23%	12%	13%
Customer C	*	32%	26%	25%
Customer D	*	*	12%	*
Customer E	*	*	*	23%
Customer F	27%	*	*	*

* Customer balance is less than 10%.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents as of December 31, 2015 and 2014 consisted of money market funds.

Fair Value of Financial Instruments

The fair value of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate book value at December 31, 2015 and 2014.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market method. The Company writes down its inventory to net realizable value based on demand and market conditions, which may differ from actual results. Market value represents the lower of replacement cost or estimated net realizable value.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the respective assets ranging from three to five years. Maintenance and repairs are expensed as incurred while renewals or betterments are capitalized. Upon sale or disposition of assets, any gain or loss is included in the statement of operations.

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows from their eventual disposition, to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, the assets are written down to their fair value. As of December 31, 2015 and 2014, there have been no such impairments.

Revenue Recognition

Revenue from product sales is recognized once shipment has occurred, provided that persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectability is reasonably assured. Delivery occurs when title and risk of loss have transferred to the customer, which is generally when the product is shipped. The Company may obtain prepayments for a portion of the sales price in advance of shipment. These amounts are recorded as deferred revenue until the revenue recognition criteria above are met.

Service revenue is primarily comprised of Non-Recurring Engineering (NRE) services arrangements entered into during the product development phase. Depending on the terms of the arrangement, the revenue relating to the NRE services may be recognized using proportional performance accounting or deferred until all services under the arrangement have been met.

The Company has historically offered short-term rights of return in certain sales arrangements. A provision for sales returns based on historical experience is recorded as an offset to revenue, concurrent with the recognition of revenue. The amount estimated for sales returns at the end of each reporting period is included in the accounts receivable allowance. As of December 31, 2015 and 2014, $200,000 and $155,000, respectively, was recorded as a reduction of accounts receivable for estimated sales returns.

Research and Development

Research and development costs are charged to expense as incurred and principally include costs for personnel and software licenses. Such costs totaled $32,879,000 and $28,433,000 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company accounts for its income taxes using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between the bases used for financial reporting and income tax reporting purposes. Deferred income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize those tax assets through future operations.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Freestanding Preferred Stock Warrants

Freestanding warrants and other similar instruments related to shares that are redeemable are accounted for in accordance with ASC 480, Distinguishing Liabilities from Equity. Under ASC 480, the outstanding freestanding warrants that are related to the Company’s convertible preferred stock are classified as liabilities on the balance sheet (Note 10). The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other expense, net. The Company will continue to adjust the liabilities for changes in fair value until the earlier of the exercise or the expiration of the warrants or the completion of a liquidation event.

Stock-based compensation

Stock-based compensation expense includes compensation expense for all stock-based compensation awards based on the grant-date fair value estimated in accordance with the provisions of ASC 718, Stock-Based Compensation. Employee and nonemployee stock-based compensation expense recognized under ASC 718 for the years ended December 31, 2015 and 2014 was $398,000 and $539,000, respectively, which was related to stock, stock options and warrants.

Stock-based compensation expense for employees and nonemployees included in the statement of operations is as follows for the years ended December 31:

	2015	2014

Research and development	$319,000	$357,000
Sales and marketing	51,000	39,000
General and administrative	28,000	143,000
	$398,000	$539,000

The Company uses the Black-Scholes option-pricing model for valuing stock option awards. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statements of operations. Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and pre-vesting forfeitures. The estimate of the expected term of options granted was determined in accordance with the “simplified method” outlined in ASC 718 as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Since the Company is a private entity with no historical data on volatility of its stock, the expected volatility is based on the volatility of similar entities (referred to as “guideline companies”). In evaluating similarity, the Company considered factors such as industry, stage of life cycle, size, and financial leverage. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from its estimate, stock-based compensation expense could be significantly different from what has been recorded in the current period.

The risk-free rate for periods within the contractual life of the option is based on United States treasury yield for a term consistent with the expected term of the stock option in effect at the time of grant. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

The Company has elected to recognize stock-based compensation expense on a straight-line basis (net of estimated forfeitures) over the employee service vesting period for awards that vest based on service conditions. Shares of common stock issued upon the exercise of stock options are from previously unissued shares.

The following table presents the weighted average assumptions used for employee stock options for the years ended December 31:

	2015	2014

Expected term (years)	6.01	5.97
Expected volatility	88.5%	65.8%
Risk-free interest rate	1.69%	1.89%
Dividend yield	0%	0%

The weighted average fair value per share of employee stock options granted was $0.05 and $0.04 for the years ended December 31, 2015 and 2014, respectively.

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of ASC 718 and ASC 505-50, Equity-Based Payments to Nonemployees. Under ASC 718 and ASC 505-50, stock option awards issued to nonemployees are accounted for at fair value using the Black-Scholes option-pricing model. Management believes the fair value of the stock options is more reliably measurable than the fair value of the services received. The fair value of each nonemployee stock award is remeasured each period until a commitment date is reached, which is generally the vesting date. The impact of remeasurement of nonemployee options was immaterial for the years ended December 31, 2015 and 2014.

4.	Property and Equipment

Property and equipment consist of the following at December 31:

	2015	2014

Computer equipment	$927,000	$904,000
Laboratory equipment	4,609,000	4,090,000
Furniture and fixtures	85,000	120,000
Leasehold improvements	289,000	239,000
Purchased software	249,000	249,000
	6,159,000	5,602,000
Less: Accumulated depreciation and amortization	(4,632,000)	(4,071,000)
	$1,527,000	$1,531,000

Depreciation and amortization expense was $785,000 and $773,000 for the years ended December 31, 2015 and 2014, respectively.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

5.	Property Under Capital Lease

The Company has entered into lease arrangements with various lessors for lease terms of 24 – 60 months for the purchase of capital equipment. These leases are classified as capital leases.

Property under capital lease by consist of the following at December 31:

	2015	2014

Computer equipment	$532,000	$244,000
Laboratory equipment	2,760,000	1,676,000
Less: Accumulated depreciation and amortization	(1,076,000)	(520,000)
	$2,216,000	$1,400,000

Depreciation and amortization expense was $556,000 and $388,000 for the years ended December 31, 2015 and 2014, respectively.

The following is a schedule by years of future minimum lease payments under capital leases as of December 31, 2015:

Years ending December 31,
2016	752,000
2017	471,000
2018	294,000
2019	198,000
2020	121,000
Total minimum lease payments	1,836,000
Less: Amount representing interest	244,000
Minimum lease payments, net of interest	$1,592,000

6.	Accrued and Other Liabilities

Accrued and other liabilities consist of the following at December 31:

	2015	2014

Professional services	$1,694,000	$1,429,000
Salaries and employee benefits	1,257,000	1,263,000
Other	855,000	988,000
	$3,806,000	$3,680,000

7.	Commitments

The Company leases its Irvine, California facility under a noncancelable operating lease, which expires on March 31, 2017. In March 2011, the Company entered into a five-year noncancelable operating lease for its Cordoba, Argentina facility. In April 2012, the Company signed a 12-month lease agreement for its representative office in Shenzhen, China. This lease was extended for additional 12 month periods in April 2013, April 2014, and April 2015. In February 2013, the Company entered into a five-year lease agreement for its Los Altos, California facility. In June 2014, the Company signed a 33-month lease agreement for the first floor of its Los Altos, California facility.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Rent expense for the years ended December 31, 2015 and 2014 was $417,000 and $376,000, respectively.

At December 31, 2015, the minimum lease payments under all operating leases are as follows:

Years ending December 31,
2016	$275,000
2017	61,000
Total minimum lease payments	$336,000

In addition, rental payments on the Company’s Los Altos, California facility may be made in cash or stock.

In April 2010, the Company entered into a software license agreement with an Electronic Design Automation (EDA) vendor. Under ASC 440, Commitments, material noncancelable commitments with a term extending greater than one year and not recorded on the balance sheet are required to be disclosed. The total amount of the agreement was $1,125,000.  The terms of the agreement required three annual payments in the amount of $375,000. The Company restructured the agreement in March 2011, October 2012, and June 2014. Under the terms of the agreement as revised in June 2014, the Company is required to make nine semi-annual payments, totaling $11,581,000, over a 48-month period. As of December 31, 2015, the Company is obligated to make six semi-annual payments, totaling $8,764,000, to be paid over a 34-month period. The payments are amortized on a straight-line basis with the difference between the payments and the expense being recorded as prepaid expenses or accrued liabilities.

In June 2010, the Company entered into a software license agreement with an EDA vendor, the terms of which require eight quarterly payments in the amount of $358,250, for a total of $2,866,000. The Company restructured the agreements in September 2011 and March 2013. Under the terms of the agreement as revised in March 2013, the Company is required to make six quarterly payments, totaling $3,988,000, to be paid over a 16-month period. As of December 31, 2015, the Company is obligated to make two payments, totaling $1,596,000, to be paid over a five-month period. The payments are amortized on a straight-line basis with the difference between the payments and the expense being recorded as prepaid expenses or accrued liabilities.

In April 2015, the Company entered into a software license agreement with an EDA vendor, the terms of which require six quarterly payments totaling $2,400,000. As of December 31, 2015, the Company is obligated to make three payments, totaling $1,440,000, to be paid over a seven-month period. The payments are amortized on a straight-line basis with the difference between the payments and the expense being recorded as prepaid expenses or accrued liabilities.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

8.	Notes Payable

In August 2015, the Company entered into a 2015 Mezzanine Loan Agreement with a borrowing capacity of up to $10,000,000 (“Mezzanine Loan”). Under the terms of the agreement, repayments on the Mezzanine Loan are limited to monthly interest with the principal due in full at maturity in August 2018. In conjunction with the agreement, the Company issued common stock warrants to the lender to purchase 1,097,401 shares of common stock. The Company also amended the 2012 Loan and Security Agreement to increase the amount available to be borrowed under the revolving facility to $7,000,000. As of December 31, 2015, the outstanding balance on the term loan was $4,500,000, the balance on the mezzanine loan was $2,500,000, and there was no balance on the revolving line of credit. As of December 31, 2015, the Company has $0, $7,500,000 and $7,000,000 available under the term loan, mezzanine loan and revolving line of credit, respectively.

In June 2014, the Company amended the 2012 Loan and Security Agreement to extend the interest-only period on the term loan and to extend the maturity date to June 2018. The amendment also provided for an increase in the amount available to be borrowed under the revolving facility to $5,000,000 and extended the maturity date of the revolving line of credit to June 2016. Under the terms of the amendment, repayments on the term loan were limited to accrued interest only until January 2016, at which time borrowings are repayable in 30 monthly installments of principal and interest. In conjunction with the amendment, the Company issued common stock warrants to the lender to purchase 450,000 shares of common stock. At December 31, 2014, the outstanding balance on the term loan was $4,500,000, and the principal amount of the Company’s advances under the revolving line of credit totaled $1,000,000.

In February 2012, the Company entered into a new loan and security agreement (“2012 Loan and Security Agreement), which included a term loan of $4,500,000 and advances of up to $2,000,000 under a revolving line of credit Borrowings under the term loan are collateralized by substantially all assets of the Company, with the exception of the Company’s intellectual property. The interest rate on the term loan is fixed at 4.5% over the term of the loan. The interest rate on the revolving line of credit is based upon the Prime Rate plus a 1.75% margin, as long as the Company maintains certain financial ratios. Upon signing the 2012 Loan and Security Agreement, the Company issued warrants to the lender to purchase 500,000 shares of common stock. Additionally, the Company extended the expiration date of the lender’s existing warrants to purchase 45,500 shares of Series A convertible preferred stock ("Series A Preferred Stock") (Note 9).

At December 31, 2015, future principal payments on the notes payable are as follows:

Years ending December 31,
2016	1,738,000
2017	1,820,000
2018	3,442,000
Note payable	$7,000,000

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

9.	Common Stock

The Company has authorized three classes of common stock: Class 1 (“Class 1 Common”), Class 2 (“Class 2 Common”), and Class 3 (“Class 3 Common”) common stock. At December 31, 2015 and 2014, the Company has reserved sufficient shares of common stock for issuance upon conversion of preferred stock and exercise of stock options and warrants. The holder of each share of Class 1 Common is entitled to one vote. Shares of Class 2 Common are non-voting, except as it pertains to matters which include those that would adversely affect the Class 2 Common shareholders but not the Class 1 Common shareholders. Each share of Class 3 Common represents a number of votes equal to the number of votes to which each share of Second Preferred Stock (as defined below) that is or was convertible into such Class 3 Common would be entitled to vote if such share of Second Preferred Stock remained outstanding immediately prior to the record date fixed for purposes of the vote of each share of Class 3 Common. Common stockholders are entitled to dividends as and when declared by the Board of Directors subject to the prior rights of the preferred stockholders. As of December 31, 2015 and 2014, no dividends have been declared.

At December 31, 2015, the Company had reserved common stock for future issuance as follows:

Class 1 Common:
Conversion of Series A convertible preferred stock	5,470,000
Conversion of Series A-1 convertible preferred stock	12,089,285
Conversion of Series B convertible preferred stock	7,052,295
Conversion of Series B-1 convertible preferred stock	9,519,932
Conversion of Series C convertible preferred stock	155,084,879
Exercise of options under stock option plans	58,763,787
Issuance of options under stock option plans	15,511,340
Warrants to purchase common stock	3,604,209
Warrants to purchase Series A convertible preferred stock	45,500
Warrants to purchase Series B-1 convertible preferred stock	269,694
Warrants to purchase Series C convertible preferred stock	632,238
Exercise of options outside of stock option plans	4,601,116
272,644,275
Class 2 Common:
Conversion of Series A Prime convertible preferred stock	2,529,998
Conversion of Series A-1 Prime convertible preferred stock	3,415,061
Conversion of Series B Prime convertible preferred stock	6,946,406
Conversion of Series B-1 Prime convertible preferred stock	6,159,507
Conversion of Series C Prime convertible preferred stock	19,994,358
Warrants to purchase common stock	1,448,390
40,493,720
Class 3 Common:
Conversion of Series A Second convertible preferred stock	1,000
Conversion of Series A-1 Second convertible preferred stock	1,000
Conversion of Series B Second convertible preferred stock	1,000
Conversion of Series B-1 Second convertible preferred stock	1,000
Conversion of Series C Second convertible preferred stock	1,000
5,000
313,142,995

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Common Stock Warrants

In August 2015, under the terms of the Mezzanine Loan and Security Agreement, the Company issued common stock warrants to the lender to purchase 1,097,401 shares of common stock at $0.06 per share, which expire in August 2025. The warrants were valued using the Black-Scholes option-pricing model, with the following assumptions: volatility of 51%, life of ten years, risk-free interest rate of 2.2% and no dividend yield. The $41,000 estimated fair value of the warrants on the issuance date was recorded as a debt discount and will be amortized over the duration of the Mezzanine Loan and Security Agreement as interest expense, with $6,000 in related interest expense recorded in the year ended December 31, 2015.

In June 2014, under the terms of the amendment to the 2012 Loan and Security Agreement, the Company issued common stock warrants to the lender to purchase 450,000 shares of common stock at $0.06 per share, which expire in June 2024. The warrants were valued using the Black-Scholes option-pricing model, with the following assumptions: volatility of 50%, life of ten years, risk-free interest rate of 2.6% and no dividend yield.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

The $17,000 estimated fair value of the warrants on the issuance date was recorded as a debt discount and will be amortized over the duration of the amended 2012 Loan and Security Agreement as interest expense, with $4,000 and $2,000 in related interest expense recorded in the years ended December 31, 2015 and December 31, 2014 respectively. As of December 31, 2015, the warrants have not been exercised.

In conjunction with the 2012 Loan and Security Agreement, the Company issued common stock warrants to the lender to purchase 500,000 shares of common stock at $0.09 per share, which expire in February 2019. The warrants were valued using the Black-Scholes option-pricing model with the following assumptions: volatility of 57%, life of seven years, risk-free interest rate of 1.35% and no dividend yield. The $25,000 estimated fair value of the warrants on the issuance date was recorded as a debt discount and will be amortized over the duration of the 2012 Loan and Security Agreement as interest expense, which ended with the loan amendment in June 2014. No related interest expense was recorded in the year ended December 31, 2015 and $13,000 was recorded in the year ended December 31, 2014. As of December 31, 2015, the warrants have not been exercised.

In conjunction with the Series B-1 Preferred Stock issuance in October 2009, the Company issued common stock warrants to certain existing investors to purchase 3,005,198 shares of common stock at $0.01 per share, which expire in October 2019. The warrants were valued using the Black-Scholes option-pricing model with the following assumptions: volatility of 84%, life of ten years, risk-free interest rate of 3.88% and no dividend yield. The proceeds from the Series B-1 Preferred Stock financing were allocated between the common stock warrants and the Series B-1 Preferred Stock based on their relative fair values. As a result, $225,000 was allocated to the common stock warrants. As of December 31, 2015, the warrants have not been exercised.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

10.	Convertible Preferred Stock

The Company had the following series of authorized convertible preferred stock outstanding at December 31:

	Shares	Shares Issued	Liquidation	Recorded	Recorded
	Authorized	& Outstanding	Value	Value	Value
	2015	2015	2015	2015	2014

Series A	8,045,498	5,470,000	$5,470,000	$5,392,000	$5,392,000
Series A-1	15,539,129	12,089,285	13,903,000	13,813,000	13,813,000
Series B	13,998,701	7,052,295	4,231,000	4,185,000	4,185,000
Series B-1	15,949,133	9,519,932	5,712,000	5,435,000	5,435,000
Series C	177,577,359	155,084,879	63,259,000	62,930,000	62,930,000
Series A Prime	2,529,998	2,529,998	2,530,000	2,530,000	2,530,000
Series A-1 Prime	3,415,061	3,415,061	3,927,000	3,927,000	3,927,000
Series B Prime	6,946,406	6,946,406	4,168,000	4,168,000	4,168,000
Series B-1 Prime	6,159,507	6,159,507	3,696,000	3,696,000	3,696,000
Series C Prime	19,944,358	19,944,358	8,156,000	8,156,000	8,156,000
Series A Second	1,000	-
Series A-1 Second	1,000	-
Series B Second	1,000	-
Series B-1 Second	1,000	-
Series C Second	1,000	-
			$115,052,000	$114,232,000	$114,232,000

During the year ended December 31, 2014, the Company issued 48,403,900 shares of its Series C Preferred Stock at a price of $0.4079 per share for net proceeds of $19,633,000 (net of $110,000 in issuance costs). In conjunction with the issuance of the Series C Preferred Stock, the shareholders of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B convertible preferred stock (“Series B Preferred Stock”), and Series B-1 Preferred Stock waived their anti-dilution rights. The rights, privileges, and preferences of the Series C Preferred Stock are presented below. The Series A, Series A-1, Series B, Series B-1, and Series C Preferred Stock are collectively referred to herein as the “Voting Preferred Stock."

In conjunction with the issuance of Series C Preferred Stock, the Company entered into an agreement with one of its investors to convert 1,667,965 shares of Series B Preferred Stock and 605,446 shares of Series B-1 Preferred Stock into common stock since the investor failed to purchase their pro rata portion of the Series C Preferred Stock issuance.

In June 2014, the Company entered into an agreement with one of its investors to create two additional classes of common stock (Class 2 Common and Class 3 Common) and the following additional series of non-voting convertible preferred stock: Series A Prime convertible preferred stock, Series A-1 Prime convertible preferred stock, Series B Prime convertible preferred stock, Series B-1 Prime convertible preferred stock, and Series C Prime convertible preferred stock (collectively referred to herein as the “Prime Preferred Stock”), which shall have essentially the same rights, privileges, and preferences as their respective series of Voting Preferred Stock, except as described below. The agreement also resulted in the creation of the following additional series of voting convertible preferred stock: Series A Second convertible preferred stock, Series A-1 Second convertible preferred stock, Series B Second convertible preferred stock, Series B-1 Second convertible preferred stock, and Series C Second convertible preferred stock (collectively referred to herein as the “Second Preferred Stock”).

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Under the Company’s Certificate of Incorporation, as amended, the Company’s convertible preferred stock is issuable in series. The Company’s Board of Directors is authorized to determine the rights, preferences and terms of each series. The rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the Company’s capital stock or the holders thereof are as follows.

Dividends

The holders of Series A, Series A-1, Series B, Series B-1, and Series C Preferred Stock are entitled to receive noncumulative annual dividends at the rate of $0.08, $0.092, $0.048, $0.048, and $0.033 per share, respectively, when, as and if declared by the Board of Directors. Dividends on preferred stock shall be payable in preference to and prior to payment of dividends on common stock. After payment of such dividends, any additional dividends shall be distributed ratably to the holders of the common stock and preferred stock of the Company. As of December 31, 2015 and 2014, no dividends have been declared.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock shall be entitled to receive, prior to any distribution of the assets to the holders of Series A, Series A-1, Series B, and Series B-1 Preferred Stock, and holders of common stock, an amount equal to $0.4079 per share for each outstanding share of Series C Preferred Stock. If the assets shall be insufficient to provide for such preferential distributions, the holders of Series C Preferred Stock shall be entitled to pro rata distributions. Upon completion of distribution to the holders of Series C Preferred Stock, the holders of Series A, Series A-1, Series B, and Series B-1 Preferred Stock shall be entitled to receive, prior to any distribution of the assets to the holders of common stock, an amount equal to $1.00, $1.15, $0.60, and $0.60 per share, respectively, for each outstanding share, plus any declared but unpaid dividends. Any remaining assets shall be distributed ratably to the holders of the common stock and preferred stock of the Company until such holders of Series A, Series A-1, Series B, and Series B-1 Preferred Stock have received an aggregate of $2.00, $2.30, $1.20, and $1.20 per share, respectively, plus any declared but unpaid dividends. Any remaining assets shall be distributed ratably to the holders of the common stock. If the assets shall be insufficient to provide for such preferential distributions, the preferred stockholders shall be entitled to pro rata distributions. A merger, consolidation or sale of all or substantially all of the assets of the Company which will result in the Company’s stockholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving, continuing or purchasing entity shall be deemed to be a liquidation, dissolution or winding up of the Company.

A change in control is considered to be a deemed liquidation; accordingly, the Voting Preferred Stock, the Prime Preferred Stock, and the Second Preferred Stock have been classified outside of stockholders’ deficit since a change in control is not solely within the control of the Company.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Conversion

The Voting Preferred Stock is convertible, at the option of the holder, into Class 1 Common on a one-for-one basis with the conversion ratio subject to adjustment in the event of certain dilutive stock issuances or other future events. The initial per share conversion price of shares of Series A, Series A-1, Series B, Series B-1, and Series C Preferred Stock is $1.00, $1.15, $0.60, $0.60, and $0.4079, respectively. The Prime Preferred Stock is convertible, at the option of the holder, into Class 2 Common on a one-for-one basis with the conversion ratio subject to adjustment in the event of certain dilutive stock issuances or other future events. The Prime Preferred Stock converts at the same initial per share conversion price as shares of their respective series of Voting Preferred Stock. Conversion for Voting Preferred Stock and Prime Preferred Stock is automatic upon the closing of a firm commitment underwritten public offering in which the aggregate proceeds raised exceed $25,000,000, or the date specified by written consent or agreement of at least 65% of the then outstanding shares of Voting Preferred Stock. Additionally, conversion on a one-for-one basis for Second Preferred Stock into Class 3 Common is automatic upon conversion of all shares of Prime Preferred Stock into shares of Class 2 Common.

Voting Rights

The holders of Voting Preferred Stock and Second Preferred Stock have the same voting rights as holders of Class 1 Common. The holder of each share of Voting Preferred Stock has the right to one vote for each share of Class 1 Common into which such Voting Preferred Stock could be converted. The holder of each share of Second Preferred Stock has the right to the number of votes equal to the number of shares of Class 2 Common into which their respective series of Prime Preferred Stock could be converted, divided by 1,000. The holders of Series A Preferred Stock, voting as a separate class, are entitled to elect three members of the Board of Directors. The holders of Series A-1 Preferred Stock, voting as a separate class, are entitled to elect one member of the Board of Directors. The holders of Series C Preferred Stock, voting as a separate class, are entitled to elect one member of the Board of Directors. The holders of Class 1 Common, voting as a separate class, are entitled to elect two members of the Board of Directors. The Prime Preferred Stock is non-voting.

Warrants

In August 2014, the Company issued warrants to an employee to purchase 43,777 shares of Series C Preferred Stock at an exercise price of $0.4079 per share and a term of ten years. The warrants issued were valued using the Black-Scholes option-pricing model with the following assumptions: volatility of 52%, life of ten years, risk-free interest rate of 2.40% and no dividend yield. The $11,000 estimated fair value of the warrants on the issuance date was recorded as compensation expense, within research and development expenses, in the year ended December 31, 2014.

The Company has determined that all outstanding warrants to purchase shares of convertible preferred stock are classified as liabilities in accordance ASC 480 and the fair value of the outstanding warrants is revalued at each reporting period with the resulting gain or loss recorded in other income or expense. The change in carrying value of the warrants resulted in gains of $96,000 and $34,000 for the years ended December 31, 2015 and 2014, respectively.

As of December 31, 2015, no warrants have been exercised.

11.	Stock Plans

The Company’s 2003 Stock Plan (the “Plan”) includes incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), restricted stock awards (“RSAs”) and stock purchase rights. The exercise price, in the case of an ISO and an NSO, shall not be less than 100% of the fair market value of such shares on the date of grant. For ISOs, the exercise price per share shall be no less than 110% of the fair market value per share on the date of grant for an individual who, at the time of grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company. Awards granted to employees under the Plan generally become exercisable over a three to four year period. Options expire within a period of not more than ten years from the date of grant. In January 2013, the Board of Directors approved the extension of the term of the Plan for ten years.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

As of December 31, 2015, the Company has reserved 106,226,076 shares of common stock to satisfy the requirements of the Plan and has 15,511,340 shares available for grant.

Stock option activity under the Plan is set forth below for the years ended December 31, 2015 and 2014:

	Outstanding Options
		Weighted-
		Average
	Number	Exercise
	of Shares	Price

Balances at December 31, 2013	42,389,385	$0.08

Options granted	16,967,188	$0.06
Options exercised	(1,232,903)	$0.08
Options forfeited	(3,802,265)	$0.06

Balances at December 31, 2014	54,321,405	$0.07

Options granted	14,494,375	$0.07
Options exercised	(1,751,602)	$0.07
Options forfeited	(8,300,391)	$0.07

Balances at December 31, 2015	58,763,787	$0.07

Stock option activity outside the Plan is set forth below for the years ended December 31, 2015 and 2014:

	Outstanding Options
		Weighted-
		Average
	Number	Exercise
	of Shares	Price

Balances at December 31, 2013	2,191,216	$0.08

Options granted	-	$-
Options exercised	(9,989)	$0.06
Options forfeited	(57,083)	$0.06

Balances at December 31, 2014	2,124,144	$0.08

Options granted	2,500,000	$0.10
Options exercised	(16,012)	$0.08
Options forfeited	(7,016)	$0.07

Balances at December 31, 2015	4,601,116	$0.09

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Restricted stock award activity under the Plan is set forth below for the years ended December 31, 2015 and 2014:

	Outstanding Awards
		Weighted-
		Average
	Number	Fair Value
	of Shares	Per Share

Balances at December 31, 2013	2,096,667	$0.05

Awards issued	1,000,000	$0.06
Awards vested	(784,168)	$0.05
Awards forfeited	-	$-

Balances at December 31, 2014	2,312,499	$0.05

Awards issued	-	$-
Awards vested	(905,937)	$0.05
Awards forfeited	(68,750)	$0.05

Balances at December 31, 2015	1,337,812	$0.05

At December 31, 2015, stock options outstanding and vested by exercise price are as follows:

			Options Outstanding		Options Vested
Weighted
				Average	Number	Weighted
Range of				Remaining	Vested	Average
Exercise			Number	Contractual	and	Exercise
Prices			Outstanding	Life (Years)	Exercisable	Price

$0.05	-	0.10	63,364,903	7.28	36,854,598	$0.07
			63,364,903	7.28	36,854,598	$0.07

At December 31, 2015, there were 1,337,812 restricted stock awards outstanding with a weighted average remaining life of 1.87 years.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Stock-Based Compensation Associated With Options and Restricted Stock to Employees

During the years ended December 31, 2015 and 2014, the Company granted stock options to employees to purchase 16,994,375 and 16,967,188 shares of common stock, respectively, with a weighted-average grant date fair value of $0.05 and $0.04 per share, respectively. Stock-based compensation expense recognized during the years ended December 31, 2015 and 2014 includes compensation expense for stock-based awards granted to employees based on the grant date fair value of $769,000 and $517,000, respectively. The total fair value of employee options vested during the years ended December 31, 2015 and 2014 was $462,000 and $453,000, respectively. As of December 31, 2015 and 2014, there were total unrecognized compensation costs of $1,008,000 and $788,000, respectively, related to these stock options and $69,000 and $125,000 related to restricted stock. These costs are expected to be recognized over a period of approximately 3.16 and 1.87 years for options and restricted stock, respectively. The weighted average remaining contractual life of total vested options at December 31, 2015 was 5.92 years. The aggregate intrinsic value of options vested and outstanding as of December 31, 2015 and 2014 was $773,000 and $27,000, respectively. The aggregate intrinsic value of options exercised during the years ended December 31, 2015 and 2014 was $8,000 and $3,000, respectively.

Stock-Based Compensation Options to Nonemployees

As of December 31, 2015, there are 1,230,000 nonemployee options outstanding, of which 1,205,417 options were fully vested.

Stock-based compensation expense related to stock options and restricted stock granted to nonemployees is recognized as the stock options are earned. The Company believes the fair values of the stock options and restricted are more reliably measurable than the fair value of the services received. The fair value of stock options granted to nonemployees is calculated at each reporting date using the Black-Scholes option-pricing model. The fair value of restricted stock is determined based on the fair value of the Company’s common stock at each reporting date. The stock-based compensation expense will fluctuate as the fair market value of the common stock fluctuates. In connection with the grant of stock options and restricted stock to nonemployees, the Company recorded stock-based compensation expense of $11,000 and $10,000 for the years ended December 31, 2015 and 2014, respectively.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

12.	Income Taxes

United States and foreign income (loss) before taxes are as follows for the years ended December 31, 2015 and 2014:

	2015	2014

United States	$(8,530,000)	$(9,211,000)
Foreign	527,000	149,000
	$(8,003,000)	$(9,062,000)

Provision (benefit) for income taxes consists of the following for the years ended December 31, 2015 and 2014:

	2015	2014
Current
Federal	$-	$-
State	1,000	-
Foreign	217,000	150,000
	218,000	150,000
Deferred
Federal	-	-
State	-	-
Foreign	(41,000)	(32,000)
	(41,000)	(32,000)
	$177,000	$118,000

The provision (benefit) for income taxes differs from the amounts computed by applying the US federal income tax rate of 34% to earnings before income taxes as follows for the years ended December 31, 2015 and 2014:

	2015	2014

Tax computed at the federal statutory rate	$(2,721,000)	$(3,081,000)
State tax, net of fed tax benefit	88,000	100,000
Nondeductible expenses and other	30,000	302,000
Valuation allowance	2,885,000	2,827,000
Expiration of attributes	(105,000)	(30,000)
Foreign tax	-	-
Provision for income taxes	$177,000	$118,000

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Deferred tax assets and liabilities result from differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The significant components of the deferred income tax assets and liabilities are as follows at December 31, 2015 and 2014:

	2015	2014
Deferred Tax Assets
Accruals	$567,000	$463,000
Net operating loss	40,200,000	32,296,000
Other taxable temporary differences	410,000	422,000
Depreciation and amortization	3,378,000	6,171,000
Total deferred tax assets	44,555,000	39,352,000
Deferred Tax Liabilities
Other taxable temporary differences	(35,000)	(37,000)
Investment in Argentina	(62,000)	-
Total deferred tax liabilities	(97,000)	(37,000)
Less: Valuation allowance	(44,381,000)	(39,243,000)
Net deferred tax assets	$77,000	$72,000

As of December 31, 2015, the Company had net operating loss carryforwards of approximately $105 million for federal purposes and $76 million for state purposes available to reduce future taxable income for both federal and state income tax purposes. The net operating loss carryforwards will begin to expire in 2023 and 2016 for federal and state purposes, respectively.

The Company has established a valuation allowance on its deferred tax assets. Management believes that, based on a number of factors, including the available objective evidence, it is more likely than not that deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. The net deferred tax asset balance of $77,000 relates to the Company’s variable interest entity based in Argentina where the Company is profitable. The Company believes that it is more likely than not that such foreign deferred tax asset will be realized.

Section 382 of the Internal Revenue Code (“IRC”) of 1986 generally imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its stock ownership. In 2012, the Company completed an analysis to determine the applicability of the annual limitations imposed by IRC Section 382 caused by previous changes in our stock ownership and determined that such limitations should not be significant.

On January 1, 2009, the Company adopted the provisions of ASC 740-10, Income Taxes. As a result of the implementation, the Company recorded no liability for unrecognized tax benefits, including accrued interest and penalties. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

The Company and its subsidiaries are subject to US federal, state, local, and/or foreign income tax, and in the normal course of business, its income tax returns are subject to examination by the relevant taxing authorities. The Company has not fully utilized its net operating loss carryforwards which were generated in the years 2002 through 2015, so the statute of limitations for these years remains open for purposes of adjusting the amounts of the losses carried forward from these years. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

13.	Related Parties

During the year ended December 31, 2015, the Company generated $11,287,000, $3,502,000, $651,000, $493,000, $78,000, and $70,000 in revenues from six customers who have equity ownership in the Company.  At December 31, 2015, there were two customer with equity ownership in the Company and accounts receivables associated with sales to these customers totaled $29,000 and $70,000. There was no deferred revenue associated with customers who have equity ownership with the Company at December 31, 2015. During the year ended December 31, 2014, the Company generated $7,056,000, $6,609,000, $2,033,000, $190,000, and $103,000 in revenues from five customers who have equity ownership in the Company.  At December 31, 2014, accounts receivables associated with sales to these customers totaled $664,000, $0, $1,025,000, $47,000, and $0, respectively. Additionally, at December 31, 2014, deferred revenue associated with two customers who have equity ownership in the Company totaled $1,992,000.

14.	Subsequent Events

The Company has performed an evaluation of subsequent events through June 29, 2016, which is the date the financial statements were available to be issued.

From January to May 2016, the Company entered into four equipment lease agreements totaling $1,692,000.

In January 2016, the Company amended its Los Altos facility lease to include additional square footage.

In March 2016, the Company extended its lease for its Cordoba, Argentina facility for an additional five years from March 2016 through March 2021 for lease payments totaling $492,000. In April 2016, the Company signed a 12-month lease agreement extension for its representative office in Shenzhen, China, for lease payments totaling $4,000.

In April 2016, the Company extended its Irvine, California facility lease due to expire in March 31, 2017 to July 2019 and amended to include additional square footage. The lease payments under the amended lease agreement total $1,579,000.

From January through May 2016, the Board of Directors approved the issuance of 3,634,947 options to purchase shares of the Company’s common stock at an exercise price of $0.10 per share to current employees, 321,200 shares of common stock to its landlord in exchange for office rent, and 35,000 shares to consultants as partial consideration for services provided.

In June 2016, the Company amended the 2012 Loan and Security Agreement to increase the amount available to be borrowed under the revolving facility to $10,000,000 and extended the maturity date of the revolving line of credit to August 14, 2017.